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EMS TECHNOLOGIES, INC.
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On June 13, 2011, EMS Technologies, Inc. issued the following news release:
CONTACTS:
Jennifer Grigas
EMS Media Relations
770.595.2448 (t)
grigas.j@ems-t.com
Denise DesChenes / Robin Weinberg
Sard Verbinnen & Co
212.687.8080
ems@sardverb.com
EMS TECHNOLOGIES TO BE ACQUIRED BY HONEYWELL
FOR APPROXIMATELY $491 MILLION IN CASH
59% Premium Offers Significant Value to EMS Shareholders
Transaction Provides Scale and Resources to EMS Customers
ATLANTA, June 13, 2011 — EMS Technologies (NASDAQ:ELMG), a leading provider of wireless connectivity solutions for aviation, aerospace and global resource management, today announced a definitive agreement under which Honeywell (NYSE:HON), a diversified technology and manufacturing leader, will acquire EMS in an all-cash transaction valued at approximately $491 million, net of cash acquired.
Under the terms of the agreement, which has been unanimously approved by both companies’ Boards of Directors, a wholly-owned subsidiary of Honeywell will commence a tender offer within ten business days to purchase all of EMS’s outstanding shares for $33.00 per share in cash. The transaction represents a 33% premium to EMS’s closing stock price on June 10, 2011, and a 59% premium to EMS’s closing price on April 18, 2011, one day prior to the Company’s announcement that it was reviewing strategic alternatives. The Board of Directors of EMS will recommend that EMS shareholders tender their shares in the tender offer. The transaction, which is subject to successful completion of the tender offer, regulatory approval and customary closing terms and conditions, is expected to be completed in the third quarter of 2011.
EMS reported revenue for the full year 2010 of $355.2 million. EMS’s businesses enable mobile connectivity virtually anywhere in the world using a wide range of connectivity technologies, including Satellite, GSM, Bluetooth, Wi-Fi and GPS mapping.
“This announcement is the culmination of the robust strategic review process we have been engaged in since April,” said Jack Mowell, Chairman of EMS’s Board of Directors. “With the

assistance of experienced outside advisors, we determined that this transaction is the best way to maximize value for our shareholders.”
Neil Mackay, President and CEO of EMS, said, “We believe that becoming a part of Honeywell will provide EMS businesses with the scale, resources and market presence that should benefit our customers and expand career opportunities for our employees.”
EMS also announced that in light of today’s announcement the EMS Board has postponed its Annual Meeting of Shareholders scheduled for June 30, 2011.
BofA Merrill Lynch is serving as financial advisor, and King & Spalding LLP and Kirkland & Ellis LLP are serving as legal counsel to EMS and its Board of Directors.
About EMS Technologies
As one of the world’s leading providers of wireless connectivity solutions, EMS Technologies, Inc. keeps people and systems connected — on land, at sea, in the air or in space. EMS offers industry-leading technology to support Aero Connectivity and Global Resource Management markets though a broad range of cutting-edge satellite and terrestrial network products; helping businesses, assets and people stay connected and promoting universal mobility, visibility and intelligence. EMS (NASDAQ: ELMG) serves customers through operations in 12 countries.
www.ems-t.com
Notice to Investors
The planned tender offer described in this communication has not yet commenced. The description contained in this communication is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Honeywell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and EMS Technologies, Inc. (“EMS”) will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to EMS’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge at the SEC’s website (www.sec.gov).

Other Important Information
EMS filed a definitive Proxy Statement for the 2011 Annual Meeting of Shareholders with the SEC on March 23, 2011. Shareholders are urged to read the Proxy Statement, as well as other documents filed with the SEC, because they contain important information. The definitive Proxy Statement and other documents filed with the SEC concerning the Company are available free of charge at the Company’s website (www.EMS-t.com) under the heading “Investor Relations”, at the SEC’s website (www.sec.gov), or by contacting the Company at (770) 729-6512. Shareholders should read carefully the definitive proxy statement and WHITE proxy card before making any voting decision.
The Company, its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with the Company’s 2011 Annual Meeting of Shareholders. Information with respect to the identity of these participants in the solicitation and a description of their direct or indirect interest in the Company, by security holdings or otherwise, is contained in the definitive Proxy Statement filed by the Company with the SEC on March 23, 2011.
Forward-Looking Statements
This communication includes forward-looking statements regarding the proposed transaction that are not historical or current facts and deal with potential future circumstances and developments. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement and the risks that are described from time to time in EMS’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the first quarter of fiscal 2011. This communication speaks only as of its date, and EMS disclaims any duty to update the information herein.
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